              As filed with the Securities and Exchange Commission
                                on March 30, 2001
                     Registration Statement No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                               THE GOOD GUYS, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                               94-2366177
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

               1600 Harbor Bay Parkway, Alameda, California 94502
                    (Address of Principal Executive Offices)

                            1994 Stock Incentive Plan
                          Employee Stock Purchase Plan
                      Non-Qualified Stock Option Agreements
                              (Full title of plans)

                  Robert A. Stoffregen, Vice President/Finance,
                       Chief Financial Officer & Secretary
                               The Good Guys, Inc.
                             1600 Harbor Bay Parkway
                            Alameda, California 94502
                     (Name and address of agent for service)

                                 (510) 747-5000
          (Telephone number, including area code, of agent for service)


                                  CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                    Proposed Maximum   Proposed Maximum        Amount of
        Title of Securities            Amount to be  Offering Price         Aggregate        Registration
         to be Registered               Registered      per Share*       Offering Price*          Fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share:
  1994 Stock Incentive Plan               700,000         $4.6875            $3,281,250         $ 820.31

Employee Stock Purchase Plan              400,000         $4.6875            $1,875,000         $ 468.75
Non-Qualified Stock Option Agreements   1,200,000         $4.6875            $5,625,000        $1,406.25
========================================================================================================
     Total                                                                                      2,695.37
----------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the last sale price of the Registrant's Common Stock as reported on the Nasdaq National Market on March 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated by reference in this registration statement:

            (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and Form 10-Q for the period ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b)   All other reports, if any, filed by Registrant pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 2000;

            (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 6, 1986 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES.

            Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

            The Registrant's bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

            The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

            There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

Item 8.     EXHIBITS.

       EXHIBIT
       NUMBER   DESCRIPTION OF DOCUMENT
       ------   -----------------------
        4.1     1994 Stock Incentive Plan, as amended.(1)

        4.2     Employee Stock Purchase Plan, as amended.

        4.3     Executive Employment Agreement with Kenneth R. Weller, dated
                August 15, 2000.(2)

        4.4     Option Agreement between George Hechtman and the Company, dated
                April 26, 2000.(3)

        4.5     Option Agreement between Robert A. Stoffregen and the Company, dated
                October 6, 2000.(4)

       EXHIBIT
       NUMBER   DESCRIPTION OF DOCUMENT
       ------   -----------------------
        4.6     Option Agreement between Stanley R. Baker and the Company, dated
                July 27, 2000.(5)

        5.1     Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                Professional Corporation.

        23.1    Consent of Deloitte & Touche LLP.

        23.2    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                Professional Corporation (included in Exhibit 5.1).

        24.1    Power of Attorney.

-----------------------

(1) Exhibit 10.4 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(2) Exhibit 10.14 to the Company's Report on Form 8-K field on August 29, 2000; incorporated herein by reference.

(3) Exhibit 10.19 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(4) Exhibit 10.20 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(5) Exhibit 10.21 to the Company Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.


Item 9.     UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on the 29th day of March, 2001.


                                            THE GOOD GUYS, INC.


                                            By:  /s/ RONALD A. UNKEFER
                                                --------------------------------
                                                 Ronald A. Unkefer
                                                 Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ RONALD A. UNKEFER                      Chairman and Chief Executive     March 29, 2001
------------------------------------       Officer (Principal Executive
(Ronald A. Unkefer)                        Officer)

/s/ ROBERT A. STOFFREGEN                   Chief Financial Officer          March 29, 2001
------------------------------------       (Principal Financial and
(Robert A. Stoffregen)                     Accounting Officer)

STANLEY R. BAKER*                          Director                         March 29, 2001
------------------------------------
(Stanley R. Baker)

RUSSELL M. SOLOMON*                        Director                         March 29, 2001
------------------------------------
(Russell M. Solomon)

JOHN E. MARTIN*                            Director                         March 29, 2001
------------------------------------
(John E. Martin)

GARY M. LAWRENCE*                          Director                         March 29, 2001
------------------------------------
(Gary M. Lawrence)

JOSEPH P. CLAYTON*                         Director                         March 29, 2001
------------------------------------
(Joseph P. Clayton)

JOSEPH M. SCHELL*                          Director                         March 29, 2001
------------------------------------
(Joseph M. Schell)

KENNETH R. WELLER*                         Director                         March 29, 2001
------------------------------------
(Kenneth R. Weller)

*By:  /s/ ROBERT A. STOFFREGEN
     -------------------------------
           Attorney-in-Fact

                                INDEX TO EXHIBITS


       EXHIBIT
       NUMBER   DESCRIPTION OF DOCUMENT
       ------   -----------------------
        4.1     1994 Stock Incentive Plan, as amended.(1)

        4.2     Employee Stock Purchase Plan, as amended.

        4.3     Executive Employment Agreement with Kenneth R. Weller, dated
                August 15, 2000.(2)

        4.4     Option Agreement between George Hechtman and the Company, dated
                April 26, 2000.(3)

        4.5     Option Agreement between Robert A. Stoffregen and the Company, dated
                October 6, 2000.(4)

        4.6     Option Agreement between Stanley R. Baker and the Company, dated
                July 27, 2000.(5)

        5.1     Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                Professional Corporation.

        23.1    Consent of Deloitte & Touche LLP.

        23.2    Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
                Professional Corporation (included in Exhibit 5.1).

        24.1    Power of Attorney.

-----------------------

(1) Exhibit 10.4 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(2) Exhibit 10.14 to the Company's Report on Form 8-K filed on August 29, 2000; incorporated herein by reference.

(3) Exhibit 10.19 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(4) Exhibit 10.20 to the Company's Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.

(5) Exhibit 10.21 to the Company Form 10-K Annual Report for the fiscal year ended September 30, 2000; incorporated herein by reference.